Exhibit 10.36

WAIVER AND RELEASE AGREEMENT

This Agreement (“Agreement”) effective December 31, 2017 is made between Newmont USA Limited (the “Company”) and                                   (“Executive”).

WHEREAS, the Company sponsors the Executive Change of Control Plan effective December 31, 2008 and amended from time to time (the “Plan”);

WHEREAS, Section 3.04 of the Plan provides for an additional payment to an eligible participant in the event the eligible participant becomes subject to the “Excise Tax” as defined in the Plan (“Additional Payment”);

WHEREAS, Executive is an eligible participant in the Plan who may become subject to the Excise Tax in the event of a “Change of Control,” as defined in the Plan, and satisfaction of the benefit payment requirements of the Plan;

WHEREAS, the Plan has been amended effective December 31, 2017 to permit the Executive to waive the Additional Payment in the event he or she is subject to the Excise Tax;

WHEREAS, the Executive and the Company wish to agree to the Executive’s wavier of the Additional Payment in exchange for an award of Restricted Stock Units (“RSUs”) to the Executive.

NOW, THEREFORE, for mutual consideration, the sufficiency of which is hereby acknowledged, the Executive and Company agrees as follows:

1. In accordance with the provisions of Section 3.04 of the Plan, as amended, the Executive hereby waives his or her right to any Additional Payment that may become payable to him or her under the Plan in the event of the imposition of an “Excise Tax,” as defined therein;

2. The Company hereby promises to offer Executive in the first quarter of 2018 long term incentive awards with a retirement provision defining retirement as (a) at least age 55 and (b) at least 5 years continuous employment with Newmont Mining Corporation or a subsidiary, and, (c) a total of at least 65 when adding age plus years of employment.  Additionally, the restricted stock unit award offered in 2018 as part of the long term incentive awards, shall include continued vesting into retirement (per the definition of retirement stated in this paragraph) after the first year of the three year vest period has lapsed.  Such long term incentive awards shall be offered in the normal and ordinary course of the administration of the Newmont Mining Corporation 2013 Stock Incentive Plan in the first quarter of 2018;

3. The Executive hereby releases, relieves and discharges the Plan, Plan fiduciaries, and the Company and its related organizations, with respect to the Additional Payment the Executive would otherwise receive;

4. This Agreement shall be binding upon the Executive, the Executive’s legal representatives, heirs, legatees, and distributees, and upon the Company, its successors, and assigns;

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5. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

6. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this ____ day of ______________, 2017.

NEWMONT USA LIMITED	EXECUTIVE
By: Title:	Name:

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Schedule of Executives

The following Executives each executed a copy of the Waiver and Release Agreement as set forth above on the dates indicated:

Gary J. Goldberg, executed December 13, 2017

Randy Engel, executed December 27, 2017

Stephen P. Gottesfeld, executed December 15, 2017

William N. MacGowan, executed December 18, 2017